UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 18, 2006

EXCELLIGENCE LEARNING CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	0-32613	77-0559897
(State of other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Lower Ragsdale Drive, Monterey, California 93940

(Address of principal executive offices) (Zip Code)

(831) 333-2000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On September 18, 2006, Educational Products, Inc., a wholly-owned subsidiary of the Registrant (“EPI”), entered into a Second Amendment to Lease Agreement (the “Amendment”) with TIAA Realty, Inc., an unrelated third party (the “Landlord”), pursuant to which EPI agreed to expand its existing lease for an aggregate of 53,650 square feet of warehouse and office space located at 2155 Silber Road, Houston, Texas by 16,200 square feet, bringing the aggregate square footage leased to 69,850 (the leased area as so expanded, the “Property”), effective September 1, 2006.

In addition to its proportionate share of the Landlord’s operating expenses, under the lease as amended by the Amendment, EPI must pay the Landlord a monthly base rent of $24,441 from September 1, 2006 to December 31, 2008; and $25,146 from January 1, 2009 to December 31, 2010. EPI has an option to extend the lease term for an additional period of five years commencing on January 1, 2010. A copy of the Amendment is attached to this current report as Exhibit 10.1 and is incorporated by reference to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

10.1	Second Amendment to Lease Agreement, dated as of September 18, 2006, by and between TIAA Realty, Inc. and Educational Products, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCELLIGENCE LEARNING CORPORATION

Date: September 22, 2006	By:	/s/ Ronald Elliott
		Name:	Ronald Elliott
		Title:	Chief Executive Officer